                                                                     EXHIBIT 4.1

================================================================================

                 PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

                                   DATED AS OF

                               September 11, 2003

                                  BY AND AMONG

          VASCO DATA SECURITY INTERNATIONAL, INC., AS ISSUER AND SELLER
                                       AND

             EACH OF THE PARTIES LISTED ON SCHEDULE 1, AS PURCHASERS
                                 WITH RESPECT TO

            SERIES D 5% CUMULATIVE CONVERTIBLE VOTING PREFERRED STOCK
                 AND SERIES D WARRANTS TO PURCHASE COMMON STOCK

================================================================================

                    TABLE OF CONTENTS, EXHIBITS AND SCHEDULES

                                                                                                                PAGE
                                                                                                                ----
Article 1 PURCHASE AND SALE.......................................................................................1

          Section 1.1.   PURCHASE AND SALE........................................................................1
          Section 1.2.   TERMS OF THE PREFERRED STOCK AND WARRANTS................................................1
          Section 1.3.   TRANSFERS; LEGENDS.......................................................................1

Article 2 PURCHASE PRICE AND CLOSING..............................................................................2

          Section 2.1.   PURCHASE PRICE...........................................................................2
          Section 2.2.   THE CLOSING..............................................................................2
          Section 2.3.   DELIVERIES...............................................................................3

Article 3 REPRESENTATIONS AND WARRANTIES OF THE SELLER............................................................4

          Section 3.1.   CORPORATE EXISTENCE AND POWER............................................................4
          Section 3.2.   CORPORATE AUTHORIZATION..................................................................4
          Section 3.3.   GOVERNMENTAL AUTHORIZATION; NASD AND NASDAQ..............................................5
          Section 3.4.   NON-CONTRAVENTION........................................................................6
          Section 3.5.   COMPLIANCE...............................................................................6
          Section 3.6.   SEC DOCUMENTS............................................................................6
          Section 3.7.   FINANCIAL STATEMENTS.....................................................................7
          Section 3.8.   NO MATERIAL ADVERSE CHANGE...............................................................7
          Section 3.9.   LITIGATION...............................................................................7
          Section 3.10.  CAPITALIZATION...........................................................................8
          Section 3.11.  FORM S-3.................................................................................8
          Section 3.12.  NASDAQ COMPLIANCE........................................................................8
          Section 3.13.  TRANSACTIONS WITH AFFILIATES.............................................................8
          Section 3.14.  INTELLECTUAL PROPERTY....................................................................8
          Section 3.15.  TITLE....................................................................................9
          Section 3.16.  TAX STATUS...............................................................................9
          Section 3.17.  INSURANCE................................................................................9
          Section 3.18.  SOLVENCY.................................................................................9
          Section 3.19.  ACKNOWLEDGMENT REGARDING EACH PURCHASER'S PURCHASE OF THE SECURITIES....................10
          Section 3.20.  NO GENERAL SOLICITATION OR INTEGRATED OFFERING..........................................10
          Section 3.21.  NO BROKERS..............................................................................10
          Section 3.22.  ACKNOWLEDGMENT REGARDING SECURITIES.....................................................10

Article 4 REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.......................................................11

          Section 4.1.   EXISTENCE AND POWER.....................................................................11
          Section 4.2.   AUTHORIZATION...........................................................................11
          Section 4.3.   PURCHASE FOR OWN ACCOUNT, ETC...........................................................12

                                                                                                                PAGE
                                                                                                                ----
          Section 4.4.   ACCREDITED INVESTOR STATUS; SELLING STOCKHOLDER QUESTIONNAIRE...........................12
          Section 4.5.   BUSINESS OR FINANCIAL EXPERTISE; QUALIFIED INSTITUTIONAL BUYER..........................12
          Section 4.6.   NONCONTRAVENTION........................................................................12
          Section 4.7.   NO LEGAL, TAX OR INVESTMENT ADVICE......................................................12
          Section 4.8.   GOVERNMENTAL REVIEW.....................................................................13
          Section 4.9.   FOREIGN INVESTORS.......................................................................13
          Section 4.10.  NO BROKERS..............................................................................13
          Section 4.11.  LITIGATION..............................................................................13
          Section 4.12.  GOVERNMENTAL AUTHORIZATION..............................................................13

Article 5 COVENANTS OF THE SELLER AND PURCHASERS.................................................................13

          Section 5.1.   INSURANCE...............................................................................13
          Section 5.2.   REPORTING OBLIGATIONS...................................................................14
          Section 5.3.   DISPOSITIONS............................................................................14
          Section 5.4.   INVESTIGATION...........................................................................14
          Section 5.5.   PUBLIC ANNOUNCEMENTS....................................................................14
          Section 5.6.   USE OF PROCEEDS.........................................................................15
          Section 5.7.   CORPORATE EXISTENCE.....................................................................15
          Section 5.8.   PERFORM COVENANTS.......................................................................15
          Section 5.9.   LISTING OF SHARES.......................................................................15
          Section 5.10.  RESERVATION OF SHARES...................................................................15
          Section 5.11.  FILING OF FORM D........................................................................15
          Section 5.12.  NO SOLICITATION OF TRANSACTION..........................................................16
          Section 5.13.  CONDUCT OF THE SELLER...................................................................16
          Section 5.14.  BENEFICIAL OWNERSHIP CAP................................................................17
          Section 5.15.  REDEMPTIONS AND DIVIDENDS...............................................................17
          Section 5.16.  SHAREHOLDERS RIGHTS PLAN................................................................17
          Section 5.17.  PLEDGE OF SECURITIES....................................................................17
          Section 5.18.  EXPENSES................................................................................17
          Section 5.19.  PROHIBITED TRANSFERS....................................................................18
          Section 5.20.  REGISTRATION DAMAGES....................................................................18

Article 6 REGISTRATION OF SHARES.................................................................................18

          Section 6.1.   CERTAIN DEFINITIONS.....................................................................18
          Section 6.2.   REGISTRATION OF SHARES..................................................................18
          Section 6.3............................................................................................19
          Section 6.4............................................................................................19

Article 7 SECURITIES TRANSFER MATTERS............................................................................21

          Section 7.1.   CONVERSION AND EXERCISE.................................................................21
          Section 7.2.   TRANSFER OR RESALE......................................................................21
          Section 7.3.   LEGENDS.................................................................................22

                                                                                                                PAGE
                                                                                                                ----
          Section 7.4.   TRANSFER AGENT INSTRUCTION..............................................................22

Article 8 CONDITIONS TO THE CLOSING..............................................................................22

          Section 8.1.   CONDITIONS TO OBLIGATIONS OF THE PURCHASERS.............................................22
          Section 8.2.   CONDITIONS TO OBLIGATIONS OF THE SELLER.................................................24

Article 9 INDEMNIFICATION........................................................................................24

          Section 9.1.   SURVIVAL OF REPRESENTATIONS.............................................................24
          Section 9.2.   INDEMNIFICATION.........................................................................24
          Section 9.3.   INDEMNITY PROCEDURE.....................................................................26

Article 10 TERMINATION...........................................................................................27

          Section 10.1.  BEST EFFORTS............................................................................27
          Section 10.2.  TERMINATION.............................................................................28
          Section 10.3.  EFFECT OF TERMINATION...................................................................28

Article 11 MISCELLANEOUS.........................................................................................29

          Section 11.1.  FURTHER ASSURANCES......................................................................29
          Section 11.2.  NOTICES.................................................................................29
          Section 11.3.  GOVERNING LAW...........................................................................30
          Section 11.4.  JURISDICTION AND VENUE..................................................................30
          Section 11.5.  SUCCESSORS AND ASSIGNS..................................................................30
          Section 11.6.  SEVERABILITY............................................................................33
          Section 11.7.  ENTIRE AGREEMENT........................................................................31
          Section 11.8.  OTHER REMEDIES..........................................................................31
          Section 11.9.  AMENDMENT AND WAIVERS...................................................................31
          Section 11.10. NO WAIVER...............................................................................31
          Section 11.11. CONSTRUCTION OF AGREEMENT; KNOWLEDGE....................................................31
          Section 11.12. COUNTERPARTS; FACSIMILE.................................................................31
          Section 11.13. NO THIRD PARTY BENEFICIARY..............................................................32

SCHEDULE 1

DISCLOSURE SCHEDULE

EXHIBIT A: CERTIFICATE OF DESIGNATIONS, RIGHTS AND PREFERENCES OF SERIES D 5% CUMULATIVE CONVERTIBLE VOTING PREFERRED STOCK

EXHIBIT B:  COMMON STOCK PURCHASE WARRANT

EXHIBIT C:  OPINION OF SELLER'S COUNSEL

EXHIBIT D:  FORM OF SELLING STOCKHOLDER QUESTIONNAIRE

         PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (the "Agreement") dated as of September 11, 2003, by and among VASCO Data Security International, Inc., a Delaware corporation (the "Seller"), and each of the persons listed on
Schedule 1 hereto (each, a "Purchaser" and collectively, the "Purchasers").

                                   WITNESSETH:

         WHEREAS, each of the Purchasers is willing to purchase from the Seller, and the Seller desires to sell to the Purchasers, the numbers of shares set forth opposite each Purchaser's name on Schedule 1 attached hereto, which aggregate 800 shares of Seller's Series D 5% Cumulative Convertible Voting Preferred Stock, stated value $10,000.00 per share (the "Preferred Stock"), and Series D Common Stock Purchase Warrants (the "Warrants"), entitling the holders thereof to purchase that number of shares of the Seller's class of common stock, $0.001 par value per share (the "Common Stock"), at an exercise price of $3.47 per share (the "Exercise Price"), equal in number to 600,000 shares of Common Stock (subject to adjustment as more fully set forth herein and in the Warrants).

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1
                                PURCHASE AND SALE

         Section 1.1. PURCHASE AND SALE. On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined in Section 2.2), the Seller will sell and each of the Purchasers will purchase (i) the Preferred Stock in the amounts set forth opposite each Purchaser's name on
Schedule 1 hereto, and (ii) the numbers of Warrants set forth opposite each Purchaser's name on Schedule 1 hereto. The shares of Common Stock issuable upon conversion of the Preferred Stock are referred to herein as the "Conversion Shares," and the shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the "Warrant Shares." The Preferred Stock, the Warrants, the Conversion Shares, the Dividend Shares (as hereinafter defined) and the Warrant Shares are collectively referred to as the "Securities."

         Section 1.2. TERMS OF THE PREFERRED STOCK AND WARRANTS. The terms and provisions of the Preferred Stock are set forth in the Form of Certificate of Designations, Rights and Preferences of Series D 5% Cumulative Convertible Voting Preferred Stock, attached hereto as Exhibit A. The terms and provisions of the Warrants are more fully set forth in the Form of Common Stock Purchase Warrant, attached hereto as Exhibit B.

         Section 1.3. TRANSFERS; LEGENDS.

               1.3.1. The Preferred Stock and Warrants may be transferred, in whole or in part, by any of the Purchasers at any time by delivering written transfer instructions to the Seller, and the Seller shall reflect such transfer on its books and records and reissue certificates evidencing the Preferred Stock or Warrants being transferred. The Seller hereby consents to and agrees to register on the books of the Seller and with any transfer agent for the securities of the

Seller any transfer of Preferred Stock or Warrants. Any transferee other than a purchaser of shares of Common Stock which have been registered under the Securities Act shall have the rights of a Purchaser under this Agreement. The Seller shall reissue certificates evidencing the Preferred Stock or Warrants transferred upon surrender of certificates evidencing the Preferred Stock or Warrants being transferred. Any such transfer shall be made by a Purchaser in accordance with applicable federal and state securities laws and other applicable laws. An "Affiliate" means any Person (as such term is defined below) that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"). With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser. A "Person" means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision of any thereof) or other entity of any kind.

               1.3.2. The certificates representing the Securities shall bear the following legend:

         "THE SECURITIES REPRESENTED BY, OR ACQUIRABLE UPON CONVERSION OR EXERCISE OF SECURITIES EVIDENCED BY, THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT UNLESS THE ISSUER OF THIS CERTIFICATE RECEIVES AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER AND ITS LEGAL COUNSEL THAT SUCH SALE IS EXEMPT FROM REGISTRATION UNDER SUCH ACT AND IS IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS UNLESS SUCH REGISTRATION IS NOT REQUIRED."

                                   ARTICLE 2
                           PURCHASE PRICE AND CLOSING

         Section 2.1. PURCHASE PRICE. The aggregate purchase price (the "Purchase Price") to be paid by the Purchasers to the Seller to acquire the Preferred Stock and the Warrants shall be the total amount set forth on Schedule 1 hereto. The purchase price for each share of Preferred Stock shall be $10,000.00 and the purchase price for each Warrant shall be $0.01.

         Section 2.2. THE CLOSING. The closing of the transactions contemplated under this Agreement (the "Closing") shall take place by means of facsimile transfer on a date mutually agreed upon by the parties. The date on which the Closing occurs is herein called the "Closing Date." All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

         Section 2.3. DELIVERIES.

               2.3.1. DELIVERIES BY THE SELLER. At the Closing, the Seller shall deliver or cause to be delivered to each of the Purchasers the following:

                  (a) One or more certificates evidencing the aggregate number of shares of the Preferred Stock, duly authorized, fully paid and non-assessable, as is indicated on Schedule 1 for such Purchaser, registered in the name of such Purchaser, in such denominations as is indicated on Schedule 1 for such Purchaser;

                  (b) One or more Warrants in the form of Exhibit B hereto, registered in the name of such Purchaser, in such denominations as is indicated on Schedule 1 for such Purchaser, pursuant to which such Purchaser shall be entitled to purchase an aggregate of that number of shares of Common Stock as is indicated on Schedule 1 for such Purchaser;

                  (c) A certificate of the Secretary of the Seller (the "Secretary's Certificate"), in form and substance satisfactory to the Purchasers, certifying as follows:

                     (i) that the Certificate of Designation authorizing the Preferred Stock has been duly filed in the office of the Secretary of State of the State of Delaware, and that attached to the Secretary's Certificate is a true and complete copy of the Certificate of Incorporation of the Seller together with all amendments thereto and the Certificate of Designation;

                     (ii) that a true copy of the Bylaws of the Seller, as amended to the Closing Date, is attached to the Secretary's Certificate;

                     (iii) that attached to the Secretary's Certificate are true and complete copies of the resolutions of the Board of Directors of the Seller (the "Board of Directors") authorizing the execution, delivery and performance of this Agreement and the Related Documents (as defined below), instruments and certificates required to be executed by it in connection herewith and therewith and approving the consummation of the transactions in the manner contemplated hereby including, but not limited to, the authorization and issuance of the Preferred Stock;

                     (iv) the names and true signatures of the officers of the Seller signing this Agreement and all other documents to be delivered in connection with this Agreement;

                  (d) Proof of due filing with the Secretary of State of the State of Delaware of the Certificate of Designation authorizing the Preferred Stock;

                  (e) A legal opinion of the Seller's counsel, dated as of the Closing Date, in the form attached hereto as Exhibit C (the "Opinion"); and

                  (f) An itemized list of any and all brokerage commissions, finder's fees or similar payments owed by Purchaser relating to this Agreement or the transactions contemplated hereby (the "Broker Fee List").

               2.3.2. DELIVERIES BY THE PURCHASERS. At the Closing, each of the Purchasers shall deliver or cause to be delivered to the Seller the following:

                  (a) Payment of the purchase price set forth opposite such Purchaser's name on Schedule 1, in cash by wire transfer of immediately available funds to an account designated in writing by Seller; and

                  (b) an executed copy of the Selling Stockholder Questionnaire, in the form attached hereto as Exhibit D.

                                   Article 3
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

                  Except as set forth on a Disclosure Schedule executed and delivered by the Seller to each Purchaser (the "Disclosure Schedule"), the Seller represents and warrants to each Purchaser as follows:

         Section 3.1. CORPORATE EXISTENCE AND POWER. The Seller and each of its direct and indirect subsidiaries (collectively, the "Subsidiaries") is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, and has all corporate powers and authority required to carry on its business as now conducted. True and complete copies of the Seller's Certificate of Incorporation, as amended, and Bylaws, as amended (collectively, the "Charter Documents") have previously or contemporaneously herewith been provided to the Purchasers. The Seller and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the failure so to quality or be in good standing would have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" means any effect which, individually or in the aggregate with all other effects, reasonably would be expected to be materially adverse to (i) the Securities,
(ii) the ability of the Seller to perform its obligations under this Agreement or the Related Documents or (iii) the business, operations, properties, prospects, financial condition or results of operations of the Seller and its Subsidiaries, taken as a whole.

         Section 3.2. CORPORATE AUTHORIZATION.

               3.2.1. The execution, delivery and performance by the Seller of this Agreement, the Warrants, the Certificate of Designation and each of the other documents executed pursuant to and in connection with this Agreement (the "Related Documents"), and the consummation of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Preferred Stock and the Warrants, and the subsequent issuance of the Conversion Shares, and the subsequent issuance of the Warrant Shares upon exercise of the Warrants, and the subsequent issuance, if the Seller so elects, of shares of Common Stock in payment of the dividends on the Preferred Stock, which shares of Common Stock are herein referred to as "Dividend Shares") (the "Transactions") have been duly authorized, and no additional corporate action is required for the approval of this Agreement or the Related Documents. The Conversion Shares, the Dividend Shares and the Warrant Shares have been duly reserved for issuance by the Seller. This Agreement and the Related Documents have been or, to the extent contemplated hereby or by the Related Documents, will be duly executed and delivered and constitute the legal, valid and binding agreement of the Seller, enforceable against the Seller in accordance with their terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors, and except as enforceability of its obligations hereunder are subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

               3.2.2. The Preferred Stock that will be issued and delivered to the Purchasers at Closing in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens, claims and encumbrances and free of restrictions on transfer other than those imposed by applicable state and federal securities laws. The Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants has been duly and validly reserved for issuance, and upon issuance in accordance with the terms of the Certificate of Designation or the Warrants, will be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens, claims and encumbrances and free of restrictions on transfer other than those imposed by applicable federal and state securities laws and, assuming the accuracy of the representations and warranties of the Purchasers, will be issued in compliance with all applicable federal and state securities laws.

               3.2.3. The issuance of the Preferred Stock, the Warrants or the Common Stock upon conversion or exercise of the Preferred Stock or Warrants, as applicable, will not result in or obligate the Seller to (i) issue or offer to issue, with or without consideration, any securities or rights to acquire any securities to any person, whether as a pre-emptive right, right of first refusal or similar rights of stockholders, or pursuant to any to rights plan, or pursuant to any agreement, undertaking or other obligation of any nature, or
(ii) adjust the number or kind of securities held by or issuable (with or without the payment of any consideration) to any person.

         Section 3.3. GOVERNMENTAL AUTHORIZATION; NASD AND NASDAQ.

               3.3.1. Except as otherwise specifically contemplated in this Agreement and the Related Documents, and except for: (i) the filing of the Registration Statement ( as defined in Article 6) with the Commission; (ii) any filings required under Regulation D or any state securities laws that are permitted to be made after the date hereof, and (iii) the filing of the Certificate of Designation in the office of the Secretary of State of the State of Delaware; the execution, delivery and performance by the Seller of this Agreement and the Related Documents, and the consummation of the Transactions require no action by or in respect of, or filing with, any governmental body, agency, official or authority.

               3.3.2. The Seller will provide an Additional Listing Notice, which shall include, if required, true copies of this Agreement, the form of Certificate of Designation and the form of Warrant to the Nasdaq Stock Market, Inc. with respect to the Conversion Shares, Warrant Shares and Dividend Shares (collectively, the "Shares").

         Section 3.4. NON-CONTRAVENTION. The execution, delivery and performance by the Seller of this Agreement and the Related Documents, and the consummation by the Seller of the Transactions do not and will not (a) violate or conflict with the Charter Documents or any Material Agreement (which, for purposes of this Agreement, means any material undischarged written or oral contracts, agreements, leases or other instruments to which the Seller or any Subsidiary is a party or by which the Seller or any Subsidiary is bound or to which any of the properties or assets of the Seller or any Subsidiary is subject) to which the Seller is a party or bound; (b) violate or conflict with or constitute a material violation of any provision of any law, regulation, judgment, injunction, order or rule or regulation of any self-regulatory organizations or decree binding upon or applicable to the Seller; (c) constitute a default under or give rise to a right of termination, amendment (including, without limitation, the triggering of any anti-dilution provisions) cancellation or acceleration or loss of any benefit under any Material Agreement, contract or other instrument binding upon the Seller or under any material license, franchise, permit or other similar authorization held by the Seller; or (d) result in the creation or imposition of any Lien (as defined below) on any material asset of the Seller. For purposes of this Agreement, the term "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, claim or encumbrance of any kind in respect of such asset.

         Section 3.5. COMPLIANCE. The Seller is not in violation of its Charter Documents or other organizational documents and no Subsidiary is in violation of any of its organizational documents. Neither the Seller nor any of its Subsidiaries is in default (and no event has occurred that with notice or lapse of time or both would put the Seller or any of its Subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Seller or any of its Subsidiaries is a party (including, without limitation, any Material Agreement), except for actual or possible violations, defaults or rights that would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Seller and its Subsidiaries are not being conducted, and shall not be conducted so long as any Purchaser owns any of the Preferred Stock or Warrants, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either individually or in the aggregate have not had and would not have a Material Adverse Effect. To their knowledge, neither the Seller, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Seller or any Subsidiary has, in the course of his actions for, or on behalf of, the Seller or any Subsidiary, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. The Seller and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, provincial or foreign regulatory authorities that are material to the conduct of its business, and neither the Seller nor any of its Subsidiaries has received any notice of proceeding relating to the revocation or modification of any such certificate, authorization or permit.

         Section 3.6. SEC DOCUMENTS. The Seller is obligated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") to file reports, Schedules, forms, statements and other documents (all such documents filed or required to be filed by the Seller, including all exhibits thereto or incorporated therein by reference, and all documents filed by the Seller under the Securities Act are hereinafter called the "SEC Documents"). The Seller has timely filed all SEC Documents required to be filed with the SEC under the Exchange Act during the two (2) years immediately preceding the date of this Agreement. As of their respective filing dates, all such SEC Documents filed by the Seller (i) were prepared in all material respects in accordance with the requirements of the Exchange Act and the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder, and (ii) did not at the time they were filed (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All of the information about the Seller or its Subsidiaries which has been disclosed to the Purchasers herein or in the course of discussions and negotiations with respect hereto which is material to the Seller has been disclosed in the SEC Documents.

         Section 3.7. FINANCIAL STATEMENTS. Each of the Seller's consolidated balance sheets and related consolidated statements of income, cash flows and changes in stockholders' equity (including the related notes), as contained in the SEC Documents filed during the twelve (12) months immediately preceding the date of this Agreement (collectively, the "Seller's Financial Statements" or the "Financial Statements") (a) present fairly in all material respects the financial position of the Seller and its consolidated Subsidiaries as of the dates thereof and the results of operations, cash flows and stockholders' equity as of and for each of the periods then ended, except that any unaudited financial statements are subject to normal year-end adjustments, and (b) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, in each case, except as otherwise indicated in the notes thereto.

         Section 3.8. NO MATERIAL ADVERSE CHANGE. Except as otherwise disclosed herein or on the Disclosure Schedule, since June 30, 2003, there have not been any changes in the assets, liabilities, financial condition, business prospects or operations of the Seller from that reflected in the Financial Statements except changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse to the financial position of the Seller taken as a whole.

         Section 3.9. LITIGATION. Except as disclosed on the Disclosure Schedule, there is no action, suit, proceeding, judgment, claim or investigation pending or, to the knowledge of the Seller, threatened against the Seller and any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect on the Seller or its Subsidiaries. There is no action, suit, proceeding, judgment, claim or investigation pending or, to the knowledge of the Seller, threatened, which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby. There are no facts which, if known by a potential claimant or governmental authority, could give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Seller or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect.

         Section 3.10. CAPITALIZATION. The authorized capital stock of the Seller consists of 75,000,000 shares of Common Stock, of which 30,396,984 shares are issued and outstanding as of the date hereof, and 500,000 shares of a class of preferred stock, issuable in one or more classes or series, with such relative rights and preferences as the Seller's board of directors may determine, none of which (other than the Preferred Stock) has been authorized for issuance or designated and provided with terms.

         Section 3.11. FORM S-3. The Seller is eligible to use Form S-3 for the registration of its securities under the Securities Act which are offered in transactions by or for the account of selling security holders.

         Section 3.12. NASDAQ COMPLIANCE. The Common Stock is registered as a class pursuant to Section 12(g) of the Exchange Act, is listed on the Nasdaq SmallCap Market of the Nasdaq Stock Market, Inc. ("Nasdaq") and the Seller has taken no action to terminate the registration of the Common Stock under the Exchange Act or delist the Common Stock from Nasdaq. The Seller is not in violation of the listing requirements of Nasdaq, does not reasonably anticipate that the Common Stock will be delisted by Nasdaq for the foreseeable future, and has not received any notice regarding the possible delisting of the Common Stock from Nasdaq. The Seller has noticed the listing of the Conversion Shares and Warrant Shares on Nasdaq (subject to official notice of issuance).

         Section 3.13. TRANSACTIONS WITH AFFILIATES. Except as set forth in the SEC Documents, none of the officers, directors, or employees of the Seller or any of its Subsidiaries is presently a party to any transaction with the Seller or any of its Subsidiaries (other than for ordinary course services solely in their capacity as officers, directors or employees), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or any corporation, partnership, trust or other entity in which any such officer, director, or employee has an ownership interest of five percent or more or is an officer, director, trustee or partner.

         Section 3.14. INTELLECTUAL PROPERTY. Each of the Seller and its Subsidiaries owns or is duly licensed (and, in such event, has the right to grant sublicenses) to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, permits, inventions, discoveries, processes, scientific, technical, engineering and marketing data, object and source codes, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as now being conducted and as presently contemplated to be conducted in the future. The SEC Documents accurately set forth all Intangibles owned and/or used by the Seller in its business. To the knowledge of the Seller and its Subsidiaries, neither the Seller nor any Subsidiary infringes or is in conflict with any right of any other person with respect to any third party Intangibles. Neither the Seller nor any of its Subsidiaries has received written notice of any pending conflict with or infringement upon such third party Intangibles. Neither the Seller nor any of its Subsidiaries has entered into any consent agreement, indemnification agreement, forbearance to sue or settlement agreement with respect to the validity of the Seller's or its Subsidiaries' ownership of or right to use its

Intangibles and there is no reasonable basis for any such claim to be successful. The Intangibles are valid and enforceable and no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and in good standing. The Seller and its Subsidiaries have complied, in all material respects, with their respective contractual obligations relating to the protection of the Intangibles used pursuant to licenses. To the knowledge of the Seller and its Subsidiaries, no person is infringing on or violating the Intangibles owned or used by the Seller or its Subsidiaries.

         Section 3.15. TITLE. The Seller and its Subsidiaries have good and marketable title in fee simple to all real property and good and merchantable title to all personal property owned by them that is material to the business of the Seller and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Seller and its Subsidiaries. Any real property and facilities held under lease by the Seller and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Seller and its Subsidiaries.

         Section 3.16. TAX STATUS. Except as set forth in the SEC Documents, the Seller and each of its Subsidiaries has made or filed all foreign, U.S. federal, state, provincial and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Seller and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Seller know of no basis for any such claim. The Seller has not executed a waiver with respect to any statute of limitations relating to the assessment or collection of any foreign, federal, state, provincial or local tax. None of the Seller's tax returns is presently being audited by any taxing authority.

         Section 3.17. INSURANCE. The Seller and each of its Subsidiaries has in force fire, casualty, product liability and other insurance policies, with extended coverage, sufficient in amount to allow it to replace any of its material properties or assets which might be damaged or destroyed or sufficient to cover liabilities to which the Seller may reasonably become subject, and such types and amounts of other insurance with respect to its business and properties, on both a per occurrence and an aggregate basis, as are customarily carried by persons engaged in the same or similar business as the Seller. No default or event has occurred that could give rise to a default under any such policy.

         Section 3.18. SOLVENCY. Based on the financial condition of the Seller as of the Closing Date and taking into consideration the net proceeds from the sale of the Preferred Stock and Warrants, (i) the Seller's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Seller's existing debts and other liabilities

(including known contingent liabilities) as they mature; (ii) the Seller's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Seller, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Seller, together with the proceeds the Seller would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Seller does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

         Section 3.19. ACKNOWLEDGMENT REGARDING EACH PURCHASER'S PURCHASE OF THE SECURITIES. The Seller acknowledges and agrees that each Purchaser is acting solely in the capacity of arm's length purchaser with respect to this Agreement and the Related Documents and the transactions contemplated hereby and thereby, and that no Purchaser is (i) an officer or director of the Seller, (ii) an "affiliate" of the Seller (as defined in Rule 144 under the Securities Act (including any successor rule, "Rule 144")) or (iii) to the knowledge of the Seller a "beneficial owner" of more than 5% of the Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act). The Seller further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Seller (or in any similar capacity) with respect to this Agreement or the Related Documents and the Transactions, and any advice given by a Purchaser or any of its representatives or agents in connection with this Agreement or the Related Documents and the Transactions is merely incidental to such Purchaser's purchase of the Securities. The Seller further represents to each Purchaser that the Seller's decision to enter into this Agreement and the Related Documents has been based solely on the independent evaluation by the Seller and its representatives.

         Section 3.20. NO GENERAL SOLICITATION OR INTEGRATED OFFERING. Neither the Seller nor any distributor participating on the Seller's behalf in the Transactions (if any) nor any person acting for the Seller, or any such distributor, has conducted any "general solicitation" (as described in Regulation D) with respect to any of the Securities being offered hereby. Neither the Seller nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Securities being offered hereby under the Securities Act or cause this offering of Securities to be integrated with any prior offering of securities of the Seller for purposes of the Securities Act, which result of such integration would require registration under the Securities Act, or any applicable stockholder approval provisions.

         Section 3.21. NO BROKERS. Other than as set forth on the Broker Fee List, the Seller has taken no action that would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by any Purchaser relating to this Agreement or the Transactions.

         Section 3.22. ACKNOWLEDGMENT REGARDING SECURITIES. The number of Conversion Shares issuable upon conversion of the Preferred Stock and the number of Warrant Shares issuable upon exercise of the Warrants may increase in certain circumstances.

The Seller's directors and executive officers have studied and fully understand the nature of the Securities being sold hereunder. The Seller acknowledges that, subject to the Beneficial Ownership Cap and Nasdaq Cap, its obligation to issue Conversion Shares upon conversion of the Preferred Stock in accordance with the terms thereof and the Warrant Shares upon the exercise of the Warrants in accordance with the terms thereof is absolute and unconditional, regardless of the dilution that such issuance may have on the ownership interests of other stockholders and the availability of remedies provided for in this Agreement or any of the Related Documents relating to a failure or refusal to issue Conversion Shares or Warrant Shares. Taking the foregoing into account, the Board of Directors has determined in its good faith business judgment that the issuance of the Securities hereunder and the consummation of the Transactions are in the best interests of the Seller and its stockholders.

               3.22.1. DISCLOSURE. All information relating to or concerning the Seller and/or any of its Subsidiaries set forth in this Agreement or provided to the Purchasers pursuant to Section 4.4 hereof or otherwise in connection with the Transactions is true and correct in all material respects and the Seller has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Seller or its Subsidiaries or their respective businesses, properties, prospects, operations or financial conditions, which has not been publicly disclosed but, under applicable law, rule or regulation, would be required to be disclosed by the Seller in a registration statement filed on the date hereof by the Seller under the Securities Act with respect to a primary issuance of the Seller's securities.

                                   ARTICLE 4
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each Purchaser, for itself, hereby severally, and not jointly, represents and warrants to the Seller as follows:

         Section 4.1. EXISTENCE AND POWER. If not a natural person, the Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of such Purchaser's organization. The Purchaser has all powers required to carry on such Purchaser's business as now conducted.

         Section 4.2. AUTHORIZATION. The execution, delivery and performance by the Purchaser of this Agreement, the Related Documents to which such Purchaser is a party, and the consummation by the Purchaser of the Transactions have been duly authorized, and no additional action is required for the approval of this Agreement. This Agreement and the Related Documents to which the Purchaser is a party have been or, to the extent contemplated hereby, will be duly executed and delivered and constitute valid and binding agreements of the Purchaser, enforceable against such Purchaser in accordance with their terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors and except that enforceability of their obligations thereunder are subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         Section 4.3. PURCHASE FOR OWN ACCOUNT, ETC. Purchaser is purchasing the Securities for such Purchaser's own account for investment purposes only and not with a present view towards the public sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. Such Purchaser understands that such Purchaser must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Seller has no present intention of registering the resale of any such Securities other than as contemplated by
Article 6 hereof. Notwithstanding anything in this Section 4.3 to the contrary, by making the representations herein, such Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements under the Securities Act.

         Section 4.4. ACCREDITED INVESTOR STATUS; SELLING STOCKHOLDER QUESTIONNAIRE. Purchaser is an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D. Purchaser has completed or caused to be completed the Selling Stockholder Questionnaire attached hereto as Exhibit D for use in preparation of the Registration Statement, and the responses provided therein shall be true and correct as of the Closing Date and will be true and correct as of the effective date of the Registration Statement. Purchaser has, in connection with its decision to purchase the Securities, relied solely upon the SEC Documents and the representations and warranties of the Seller contained herein.

         Section 4.5. BUSINESS OR FINANCIAL EXPERTISE; QUALIFIED INSTITUTIONAL BUYER. Purchaser has, by reason of Purchaser's business or financial expertise or the business or financial experience of its professional advisors who are unaffiliated with and who are not, to such Purchaser's knowledge, compensated by the Seller or any affiliate or selling agent of the Seller, directly or indirectly, the capacity to protect its own interests in connection with its acquisition of the Securities. If the Purchaser is identified on Schedule 1 as being a "qualified institutional buyer," such Purchaser is a "qualified institutional buyer" as defined in Rule 144A promulgated under the Securities Act. The Purchaser acknowledges that it has been afforded: (a) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Seller concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (b) access to information about the Seller and its Subsidiaries and their respective financial condition sufficient to enable it to evaluate its investment; and (c) the opportunity to obtain such additional information that the Seller possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the Securities.

         Section 4.6. NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Purchaser is subject or any provision of its organizational documents or other similar governing instruments.

         Section 4.7. NO LEGAL, TAX OR INVESTMENT ADVICE. Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

         Section 4.8. GOVERNMENTAL REVIEW. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

         Section 4.9. FOREIGN INVESTORS. If Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Preferred Stock and the Warrants or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Preferred Stock and the Warrants, (b) any foreign exchange restrictions applicable to such purchase, (c) any government or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Purchaser's subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of Purchaser's jurisdiction.

         Section 4.10. NO BROKERS. The Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Seller relating to this Agreement or the transactions contemplated hereby.

         Section 4.11. LITIGATION. There is no action, suit, proceeding, judgment, claim or investigation pending or, to the knowledge of the Purchaser, threatened against the Purchaser which could reasonably be expected in any manner to challenge or seek to prevent, enjoin, alter or materially delay any of the Transactions.

         Section 4.12. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by the Purchaser of this Agreement and the Related Documents to which it is a party, and the consummation of the Transactions, require no material action by or in respect of, or material filing with, any governmental body, agency, official or authority, by the Purchaser other than (a) any filings, authorizations, consents and approvals as may be required under the Hart-Scott-Rodino Improvements Act of 1976, as amended; (b) the filing by the Purchaser with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and Related Documents and the Transactions to be effected at or prior to the Closing, and filings required to be made pursuant to Nasdaq rules; and (c) any filings required by the securities or blue sky laws of the various states and filings under the Securities Act and/or the Exchange Act.

                                   ARTICLE 5
                     COVENANTS OF THE SELLER AND PURCHASERS

         Section 5.1. INSURANCE. The Seller shall maintain insurance coverage which is adequate and customary coverage for the business in which the Seller shall then be engaged in.

         Section 5.2. REPORTING OBLIGATIONS. So long as any Purchaser (or any of its respective Affiliates) beneficially owns any Preferred Stock, the Seller shall continue to timely file and furnish to the SEC all reports and other filings that Seller does or is required to so file or furnish pursuant to the Exchange Act or the Securities Act, and the Seller shall use its best efforts to maintain its status as an issuer required to file such reports under the Exchange Act. . In addition, the Seller shall take all actions necessary to meet the "registrant eligibility" requirements set forth in the general instructions to Form S-3 or any successor form thereto, to continue to be eligible to register the resale of the Shares under the Securities Act on such Form. Notwithstanding the foregoing, the Seller shall be allowed to pursue other forms of organization it deems appropriate and if such new form of organization is implemented, such action shall be deemed a Merger, Consolidation or Disposition of Assets as set forth in the Certificate of Designation of the Preferred Stock attached hereto as Exhibit A and the Purchasers shall be allowed to exercise their rights as therein defined.

         Section 5.3. DISPOSITIONS. Purchaser will not, prior to the effectiveness of the Registration Statement, if then prohibited by law or regulation, sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to the Shares. In addition, the Purchaser agrees that for so long as it owns any Securities, it will not enter into any Short Sales. For such purposes, a "Short Sale" by the Purchaser means a short sale of Shares executed at a time when the Purchaser has no equivalent offsetting long position in the Common Stock. For purposes of determining whether the Purchaser has an equivalent offsetting long position in the Common Stock, except as set forth in Section 5.17, shares that the Purchaser is entitled to receive within sixty (60) days (whether pursuant to contract or upon conversion or exercise of convertible securities) will be included as if held long by the Purchaser.

         Section 5.4. INVESTIGATION. The representations, warranties, covenants and agreements set forth in this Agreement shall not be affected or diminished in any way by any investigation (or failure to investigate) at any time by or on behalf of the party for whose benefit such representations, warranties, covenants and agreements were made. Without limiting the generality of the foregoing, the inability or failure of the Purchasers to discover any breach, default or misrepresentation by the Seller under this Agreement or the Related Documents (including under any certificate furnished pursuant to this Agreement) shall not in any way diminish any liability hereunder.

         Section 5.5. PUBLIC ANNOUNCEMENTS. Neither the Purchasers nor the Seller shall (and each such party shall use its reasonable efforts to cause its Subsidiaries, Affiliates, directors, officers, employees and authorized representatives not to), issue any press release, make any public announcement or furnish any written statement to its employees or stockholders generally concerning the Transactions without the consent of the other party (which consent shall not be unreasonably withheld), except to the extent required by applicable law or the applicable requirements of applicable stock exchange rules (including Nasdaq) or as otherwise contemplated herein (and in either such case such party shall, to the extent consistent with timely compliance with such requirement, consult with the other party prior to making the required release, announcement or statement). Notwithstanding the foregoing, the Seller shall, promptly after the Closing, and, if not simultaneous with the Closing, promptly after the execution of this Agreement, issue a press release disclosing the Transactions, provided, however, the Seller shall provide each of the Purchasers with the text of such press release prior to such issuance.

         Section 5.6. USE OF PROCEEDS. The Seller covenants and agrees that the proceeds of the Purchase Price shall be used by the Seller for working capital and general corporate purposes. Furthermore, The Seller agrees that a portion of the net proceeds shall be used to repay in full all of its existing indebtedness to Dexia Bank, including, but not limited to, its term loan in the principal amount of $3,400,000.

         Section 5.7. CORPORATE EXISTENCE. So long as a Purchaser owns Preferred Stock, the Seller shall preserve and maintain and cause its Subsidiaries to preserve and maintain their corporate existence and good standing in the jurisdiction of their incorporation and the rights, privileges and franchises of the Seller and its Subsidiary in each case where failure to so preserve or maintain could have a Material Adverse Effect.

         Section 5.8. PERFORM COVENANTS. The Seller shall (a) make full and timely payment of any and all payments on the Preferred Stock, and all other indebtedness of the Seller to the Purchasers in connection therewith, whether now existing or hereafter arising, and (b) duly comply with all the terms and covenants contained herein and in each of the instruments and documents given to the Purchasers in connection with or pursuant to this Agreement, all at the times and places and in the manner set forth herein or therein.

         Section 5.9. LISTING OF SHARES. The Seller shall use its commercially reasonable best efforts to list the Shares on Nasdaq. The Seller shall use its best efforts to continue the listing and trading of its Common Stock on Nasdaq and shall comply in all respects with the reporting, filing and other obligations under the bylaws or rules of the Nasdaq Stock Market, Inc. Subject to Section 5.11, the Seller shall promptly provide to each Purchaser copies of any notices it receives regarding the continued eligibility of the Common Stock for trading on Nasdaq.

         Section 5.10. RESERVATION OF SHARES. The Seller shall hereafter take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 110% of the number of shares of Common Stock needed to provide for the issuance of the shares of Common Stock upon conversion of all outstanding Preferred Stock and exercise of all outstanding Warrants (without regard to any limitations on conversions or exercise).

         Section 5.11. FILING OF FORM D. The Seller will timely file a Form D in accordance with the provisions of Regulation D promulgated by the SEC under the Securities Act. The Seller shall, on or before the Closing Date, take such action as the Seller shall reasonably determine is necessary to qualify the Securities for sale to each Purchaser pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to each Purchaser on or prior to the Closing Date. Within two days after the Closing Date, the Seller shall file a Form 8-K with the SEC concerning this Agreement and the Transactions, which Form 8-K shall attach this Agreement and its Exhibits as exhibits to such Form 8-K (the "8-K Filing"). Upon the submission of the 8-K Filing, the Seller hereby acknowledges that no Purchaser shall be in possession of any material nonpublic information received from the Seller, any of its

Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Seller shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Purchaser with any material nonpublic information regarding the Seller or any of its Subsidiaries from and after the 8-K Filing without the express written consent of such Purchaser. Subject to the foregoing, neither the Seller nor any Purchaser shall issue any press releases or any other public statements with respect to the Transactions, provided, however, that the Seller shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to the Transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Purchaser shall be consulted by the Seller in connection with any such press release or other public disclosure prior to its release).

         Section 5.12. NO SOLICITATION OF TRANSACTION. Prior to the earlier of
(i) the Closing, or (ii) the termination of this Agreement pursuant to Section 10, the Seller shall not, and shall use its commercially reasonable best efforts to cause its representatives not to, directly or indirectly, take any of the following actions with any person other than the Purchasers without the prior written consent of all the Purchasers: (A) solicit, initiate, facilitate or encourage, or furnish information with respect to the Seller, in connection with, any inquiry, proposal or offer with respect to any equity transaction involving the Seller (an "Alternative Transaction") (other than the information which the Seller provides to other persons in the ordinary course of its business consistent with past custom and practice, so long as the Seller and its stockholders have no reason to believe that the information may be utilized to evaluate an Alternative Transaction); (B) negotiate, discuss explore or otherwise communicate or cooperate in any way with any third party with respect to any Alternative Transaction; or (C) enter into any agreement, arrangement or understanding with respect to an Alternative Transaction or requiring the Seller to abandon, terminate or refrain from consummating a transaction with the Purchasers. The Seller shall, and shall use its commercially reasonable best efforts to cause its representatives to, notify the Purchasers orally and in writing promptly upon receipt of any inquiry, offer or proposal with respect to an Alternative Transaction, including the identity of the party making such inquiry, offer or proposal and stating the terms thereof. The Seller shall immediately cease any existing discussions or negotiations with any third party relating to any proposed Alternative Transaction; provided, however, that the foregoing restrictions with respect to Alternative Transactions shall have no effect if the Board of Directors reasonably concludes in good faith, after consultation with its outside legal counsel, that, in light of such Alternative Transaction, the failure to take any such action would reasonably be expected to be a violation of the fiduciary obligations of the Board of Directors to the Seller's stockholders.

         Section 5.13. CONDUCT OF THE SELLER. The Seller covenants and agrees that until the earlier of the time of Closing or the termination of the Agreement pursuant to Section 10, the Seller shall conduct its business only in the ordinary course consistent with past practice and shall use its commercially reasonable best efforts to preserve intact its business organizations and relationships with third parties. The Seller shall conduct its business and the business if its Subsidiaries in compliance with all laws, ordinances or regulations of governmental entities applicable to such business, except where the failure to do so would not have a Material Adverse Effect.

         Section 5.14. BENEFICIAL OWNERSHIP CAP. In no event shall the Seller issue Common Stock to any holder of Preferred Stock as payment of any Dividend, and in no event shall a holder of shares of Preferred Stock have the right to convert shares of Preferred Stock into shares of Common Stock or to dispose of any shares of Preferred Stock to the extent that such payment of Dividends or right to effect such conversion or disposition would result in the holder and its Affiliates together beneficially owning more than 4.95% of the outstanding shares of Common Stock. For purposes of this Section 5.14, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder. The restriction contained in this Section 5.14 may not be altered, amended, deleted or changed in any manner whatsoever unless the holders of a majority of the outstanding shares of Common Stock and the holders of a majority of the Preferred Stock shall approve, in writing, such alteration, amendment, deletion or change. In the event the Seller is prohibited from issuing Common Stock to any holder of Preferred Stock as payment of any Dividend, it shall pay such Dividend to such holder in cash.

         Section 5.15. REDEMPTIONS AND DIVIDENDS. So long as any Purchasers (or any of their respective Affiliates) beneficially own any of the Preferred Stock, the Seller shall not, without first obtaining the written approval of the holders of a majority of the shares of Preferred Stock then outstanding (which approval may be given or withheld by such holders in their sole and absolute discretion), repurchase, redeem or declare or pay any cash dividend or distribution on any shares of capital stock of the Seller.

         Section 5.16. SHAREHOLDERS RIGHTS PLAN. No claim shall be made or enforced by the Seller or any other person that any Purchaser is an "Acquiring Person" under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Seller, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under this Agreement or any Related Documents or under any other agreement between the Seller and the Purchasers.

         Section 5.17. PLEDGE OF SECURITIES. The Seller acknowledges and agrees that the Securities may be pledged by any Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Purchaser effecting a pledge of Securities shall be required to provide the Seller with any notice thereof or otherwise make any delivery to the Seller pursuant to this Agreement or any Related Document. The Seller shall execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Purchaser. The foregoing notwithstanding, for purposes of Section 5.3 above, any Securities so pledged shall not be considered part of any Purchaser's equivalent long position in the Common Stock.

         Section 5.18. EXPENSES. At the Closing, the Seller shall pay to each Purchaser reimbursement for the out-of-pocket expenses reasonably incurred by such Purchaser, its Affiliates and its or their advisors in connection with the negotiation, preparation, execution and delivery of this Agreement and the Related Documents and the consummation of the Transactions, including, without limitation, each Purchaser's and their respective Affiliates' and advisors' reasonable due diligence and attorneys' fees and expenses (the "Expenses"); provided, however, that each Purchaser shall provide a detailed list of its Expenses prior to Closing to be reviewed and approved by Seller and may, in such Purchasers' discretion with advance notice to Seller, deduct such Expenses from the Purchase Price payable by such Purchaser hereunder.

         Section 5.19. PROHIBITED TRANSFERS. Notwithstanding anything to the contrary herein, the Holder shall at all times be prohibited from transferring any Convertible Preferred Stock , Warrants, Conversion Shares, Warrant Shares or Dividend Shares to any Person who, at the time of such determination, is currently engaging, or is reasonably likely to engage, in the same or a substantially similar business as that of the Company.

         Section 5.20. REGISTRATION DAMAGES. If the Registration Statement (as hereinafter defined) has not been declared effective by the SEC on or before the 120th day from the Closing Date, the Seller shall pay to the Purchasers, as liquidated damages, on the 121st day an amount, in cash, equal to one percent (1%) of the Purchase Price paid by each Purchaser, and shall pay each Purchaser an additional amount, in cash, equal to one-half of one percent (0.5%) in arrears of such Purchase Price for each month that the Registration Statement has not been so declared effective.



                                   ARTICLE 6
                             REGISTRATION OF SHARES

         Section 6.1. CERTAIN DEFINITIONS. For the purposes of this Article 6, the term "Registrable Securities" means (a) the Conversion Shares, (b) the Warrant Shares, and (c) any shares of capital stock issued or issuable, from time to time, as a distribution on or in exchange for or otherwise with respect to any of the foregoing or the Preferred Stock and Warrants, whether as dividends, default payments, on account of anti-dilution or other adjustments or otherwise.

         Section 6.2. REGISTRATION OF SHARES. The Seller shall prepare promptly and file with the SEC as soon as practicable, but in no event later than sixty
(60) days after the Closing Date, a Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of all of the Registrable Securities, subject to the consent of the Purchasers, the "Registration Statement") with the SEC for the resale of the Registrable Securities. The Registration Statement filed hereunder, to the extent allowable under the Securities Act and the rules and regulations promulgated thereunder (including Rule 416), shall state that the Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Preferred Stock and exercise of the Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to (and subject to the approval of) SDS Merchant Fund, LP ("SDS") and its counsel prior to its filing or other submission. If the Registration Statement has not been filed with the SEC within ninety (90) days after the Closing Date the Seller shall be liable to the Purchasers for liquidated damages in an amount equal to two percent (2%) per month (prorated on a daily basis) of the Purchase Price from the 90th day after the Closing Date until the earlier to occur of the filing of the Registration Statement or the redemption of 100% of the Preferred Stock. Such liquidated damages shall be paid in cash upon demand pro rata according to each Purchaser's respective interests.

         Section 6.3. The Seller shall use its best efforts to cause the Registration Statement to become effective as soon as practicable. At the time of effectiveness, the Seller shall ensure that such Registration Statement covers at least 110% of the Registrable Securities issuable upon full conversion of the Preferred Stock (without giving effect to any limitations on conversion contained in the Certificate of Designation) and exercise of the Warrants (without giving effect to any limitations on exercise contained in the Warrants), including, if necessary, by filing an amendment prior to the effective date of the Registration Statement to increase the number of Registrable Securities covered thereby.

         Section 6.4. In connection with the registration of the Registrable Securities, the Seller shall have the following obligations:

               6.4.1. The Seller shall respond promptly to any and all comments made by the staff of the SEC to the Registration Statement, and shall submit to the SEC, before the close of business on the third business day immediately following the business day on which the Seller learns (either by telephone or in writing) that no review of such Registration Statement will be made by the SEC staff or that the staff of the SEC has no further comments on such Registration Statement, as the case may be, a request for acceleration of the effective time of such Registration Statement to a time and date as soon as practicable. The Seller shall keep such Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of (i) the date on which all of the Registrable Securities have been sold and (ii) the date on which all of the Registrable Securities may be immediately sold to the public without registration or restriction pursuant to Rule 144(k) under the Securities Act or any successor provision (the "Registration Period"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein and all documents incorporated by reference therein) (A) shall comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder and (B) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading. The financial statements of the Seller included in any such Registration Statement or incorporated by reference therein (x) shall comply as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto,
(y) shall be prepared in accordance with U.S. generally accepted accounting principles, consistently applied during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto or, in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed on summary statements) and (z) fairly present in all material respects the consolidated financial position of the Seller and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end adjustments).

               6.4.2. The Seller shall (i) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus which forms a part thereof as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and (ii) during the Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the Registration Period. In the event the number of shares available under the Registration Statement is, for any three (3) consecutive trading days (the last of such three (3) trading days being the "Registration Trigger Date"), insufficient to cover 110% of the Registrable Securities then issued or issuable upon conversion of the Preferred Stock (without giving effect to any limitations on conversion contained in the Certificate of Designation) and exercise of the Warrants (without giving effect to any limitations on exercise contained in the Warrants), the Seller shall provide each Purchaser written notice of such Registration Trigger Date within three business days thereafter and shall file a new Registration Statement (on the short form available therefor, if applicable),so as to cover 110% of the Registrable Securities issued or issuable upon conversion of the Preferred Stock (without giving effect to any limitations on conversion contained in the Certificate of Designation) or exercise of the Warrants (without giving effect to any limitations on exercise contained in the Warrants) as of the Registration Trigger Date, in each case, as soon as practicable, but in any event within 15 days after the Registration Trigger Date. The Seller shall cause such new Registration Statement(s) to become effective as soon as practicable following the filing thereof.

               6.4.3. The Seller shall furnish to each Purchaser whose Registrable Securities are included in a Registration Statement and to counsel for SDS as the lead Purchaser (i) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Seller, as applicable, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of the Registration Statement required to be filed pursuant to Section 6.2, each letter written by or on behalf of the Seller to the SEC or the staff of the SEC (including, without limitation, any request to accelerate the effective time of the Registration Statement or amendment thereto), and each item of correspondence from the SEC or the staff of the SEC, in each case relating to the Registration Statement (other than any portion thereof that contains information for which the Seller has sought confidential treatment), (ii) on the date of effectiveness of the Registration Statement or any amendment thereto, a notice stating that the Registration Statement or amendment has been declared effective, and (iii) such number of copies of a prospectus, including a preliminary prospectus, all amendments and supplements thereto and all such other documents as such Purchaser may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Purchaser.

               6.4.4. As promptly as practicable after becoming aware of such event, the Seller shall (i) notify each Purchaser by telephone or facsimile of the happening of any event, as a result of which the prospectus included in any Registration Statement that includes Registrable Securities, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Purchaser as such Purchaser may reasonably request.

               6.4.5. The Seller shall use its best efforts (i) to prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement that includes Registrable Securities, and, if such an order is issued, to obtain the withdrawal of such order at the earliest practicable moment (including in each case by amending or supplementing such Registration Statement), and (ii) to notify each Purchaser who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof (and if such Registration Statement is supplemented or amended, deliver such number of copies of such supplement or amendment to each Purchaser as such Purchaser may reasonably request).

               6.4.6. The Seller shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement required to be filed pursuant to
Section 6.2 hereof.

               6.4.7. At the request of any Purchaser, the Seller shall prepare and file with the SEC such post-effective amendments to any Registration Statement required to be filed hereunder and the prospectus used in connection with such Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

               6.4.8. The Seller shall comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Exchange Act and the rules and regulations thereunder promulgated by the SEC.)

                                   ARTICLE 7
                           SECURITIES TRANSFER MATTERS

         Section 7.1. CONVERSION AND EXERCISE. Upon conversion of the Preferred Stock or exercise of the Warrants by any person, (i) if the DTC Transfer Conditions (as defined below) are satisfied, the Seller shall cause its transfer agent to electronically transmit all Conversion Shares and Warrant Shares by crediting the account of such person or its nominee with the Depository Trust Company ("DTC") through its Deposit Withdrawal Agent Commission system; or (ii) if the DTC Transfer Conditions are not satisfied, the Seller shall issue and deliver, or instruct its transfer agent to issue and deliver, certificates (subject to the legend and other applicable provisions hereof and the Certificate of Designation and Warrants), registered in the name of such person its nominee, physical certificates representing the Conversion Shares and Warrant Shares, as applicable. Even if the DTC Transfer Conditions are satisfied, any person effecting a conversion of Preferred Stock or exercising Warrants may instruct the Seller to deliver to such person or its nominee physical certificates representing the Conversion Shares and Warrant Shares, as applicable, in lieu of delivering such shares by way of DTC Transfer. For purposes of this Agreement, "DTC Transfer Conditions" means that the Seller's transfer agent is participating in the DTC Fast Automated Securities Transfer program.

         Section 7.2. TRANSFER OR RESALE. Each Purchaser understands that (i) except as provided in Article 6 hereof, the sale or resale of the Securities have not been and are not being registered under the Securities Act or any state securities laws, and the Securities may not be transferred unless (A) the transfer is made pursuant to and as set forth in an effective registration statement under the Securities Act covering the Securities; or (B) such Purchaser shall have delivered to the Seller an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (C) sold under and in compliance with Rule 144; or (D) sold or transferred to an Affiliate of such Purchaser that agrees to sell or otherwise transfer the Securities only in accordance with the provisions of this Section 7.2; and (ii) neither the Seller nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws (other than pursuant to the terms of Article 6 hereof).

         Section 7.3. LEGENDS.

               7.3.1. Each Purchaser understands that, until such time as the Registration Statement is declared effective by the SEC and the Shares are subsequently sold and transferred pursuant to the Registration Statement or the Securities may be sold pursuant to Rule 144(k) under the Securities Act, the Securities will bear a restrictive legend in substantially the following form set forth in Section 1.3.3.

               7.3.2. The Seller shall, immediately prior to a registration statement covering the Shares (including, without limitation, the Registration Statement contemplated by Article 6 hereof) being declared effective, deliver to its transfer agent an opinion letter of counsel, opining that at any time such registration statement is effective, the certificates representing any Conversion Shares and Warrant Shares sold and transferred pursuant to such effective registration statement shall be issued without the restrictive legend above.

               7.3.3. The legend set forth above shall be removed and the Seller shall issue a replacement certificate without such legend (i) upon the sale and transfer of the Shares pursuant to the Registration Statement, or (ii) to any Holder who so requests in writing and provides the Seller with an opinion of counsel, in customary form, substance and scope, to the effect that such legend may be removed in accordance with Rule 144(k) promulgated under the Securities Act.

         Section 7.4. TRANSFER AGENT INSTRUCTION. Upon compliance by any Purchaser with the provisions of this Section 7 with respect to the transfer of any Securities, the Seller shall permit the transfer of such Securities and, in the case of the transfer of Conversion Shares or Warrant Shares, promptly instruct its transfer agent to issue one or more certificates (or effect a DTC Transfer) in such name and in such denominations as specified by such Purchaser. The Seller shall not give any instructions to its transfer agent with respect to the Securities, other than any permissible or required instructions provided in this Section 7, and the Securities shall otherwise be freely transferable on the books and records of the Seller as and to the extent provided in this Agreement.

                                   ARTICLE 8
                            CONDITIONS TO THE CLOSING

         Section 8.1. CONDITIONS TO OBLIGATIONS OF THE PURCHASERS. The obligations of the Purchasers are subject to the fulfillment or satisfaction, on and as of the Closing Date, except as otherwise expressly indicated below or in
Section 2.3 hereof, of each of the following conditions (any one or more of which may be waived by any Purchaser, in its sole discretion, but only with respect to its investments and only in a writing signed by such Purchaser):

               8.1.1. PROOF OF FILING. At the Closing, the Seller shall deliver or cause to be delivered to each of the Purchasers proof of due filing with the Secretary of State of the State of Delaware of the Certificate of Designation authorizing the Preferred Stock.

               8.1.2. SUPPORTING DOCUMENTS. The Purchasers shall have received the following:

                  (a) A certificate evidencing compliance with the conditions set forth in this Article 8, to the extent such conditions must be satisfied on or before the Closing Date, as may be reasonably requested by the Purchasers, executed by the chief executive officer and chief financial officer of the Seller.

                  (b) A certificate of good standing with respect to the Seller issued by the Secretary of State of Delaware; and copies of the resolutions of the Board of Directors approving this Agreement, the creation and issuance of the Preferred Stock, the filing of the Certificate of Designation and the transactions, contemplated herein and therein, certified by an appropriate officer.

                  (c) The Opinion.

                  (d) The Broker Fee List.

               8.1.3. PREFERRED STOCK, WARRANTS. The Seller shall have executed and delivered certificates evidencing the Preferred Stock and the Warrants purchased hereby.

               8.1.4. PERFORMANCE; REPRESENTATION AND WARRANTIES. COVENANTS; REPRESENTATIONS AND WARRANTIES. (i) The Seller shall have performed and observed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date; (ii) the representations and warranties of the Seller contained in this Agreement and in any certificate delivered by the Seller pursuant hereto shall be true and correct in all material respects (except to the extent such representations and warranties contain a materiality qualification, in which case they shall be true and correct in all respects) at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date); and (iii) the Purchasers shall have received a certificate signed by the Seller's chief executive officer and the chief financial officer to the foregoing effect.

               8.1.5. NO MATERIAL ADVERSE EFFECT. There shall not have been, nor shall there have occurred any event which could result in, a Material Adverse Effect of the Seller taken as a whole from and after the date of this Agreement and until the Closing Date.

               8.1.6. NO LITIGATION. No litigation, arbitration or other legal or administrative proceeding against the Seller or its Subsidiaries shall have been commenced or be pending by or before any court, arbitration panel or governmental authority or official, and no statute, rule or regulation of any foreign or domestic, national or local government or agency thereof shall have been enacted, and no judicial or administrative decision shall have been rendered which, in the case of any of the foregoing, enjoins or prohibits, or seeks to enjoin or prohibit, the consummation of all or any of the transactions contemplated by this Agreement.

         Section 8.2. CONDITIONS TO OBLIGATIONS OF THE SELLER. The obligations of the Seller hereunder with respect to each Purchaser are subject to the fulfillment or satisfaction, on and as of the Closing Date, of the following condition (which may be waived by the Seller, in its sole discretion):

               8.2.1. PERFORMANCE; REPRESENTATION AND WARRANTIES. Such Purchaser shall have performed and complied in all respects with all agreements and conditions contained in this Agreement which are required to be performed or complied with by such Purchaser prior to or at the Closing, the representation and warranties of such Purchaser contained herein shall be true and correct on and as of the Closing Date as though made on such date.

               8.2.2. NO LITIGATION. No litigation, arbitration or other legal or administrative proceeding against the Purchasers shall have been commenced or be pending by or before any court, arbitration panel or governmental authority or official, and no statute, rule or regulation of any foreign or domestic, national or local government or agency thereof shall have been enacted after the date of this Agreement, and no judicial or administrative decision shall have been rendered which, in the case of any of the foregoing, enjoins or prohibits, or seeks to enjoin or prohibit, the consummation of all or any of the transactions contemplated by this Agreement.

               8.2.3. ADDITIONAL DOCUMENT. Such other documents as the Purchasers may reasonably request in connection with the Closing.

                                   ARTICLE 9
                                 INDEMNIFICATION

         Section 9.1. SURVIVAL OF REPRESENTATIONS. Except as otherwise provided herein, and for so long as the Preferred Stock is outstanding, the representations and warranties of the Seller and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing Date and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Seller or the Purchasers.

         Section 9.2. INDEMNIFICATION.

               9.2.1. INDEMNIFICATION BY THE SELLER. In consideration of each Purchaser's execution and delivery of this Agreement and the Related Documents and the purchase of the Securities hereunder, and in addition to all of the Seller's other obligations under this Agreement and the Related Documents, from and after the Closing, the Seller shall defend, protect, indemnify and hold harmless each Purchaser and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the Transactions, collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to

                  (a) any misrepresentation or breach of any representation or warranty made by the Seller in this Agreement, any Related Document or any other certificate, instrument or document contemplated hereby or thereby,

                  (b) any breach of any covenant, agreement or obligation of the Seller contained in this Agreement, any Related Document or any other certificate, instrument or document contemplated hereby or thereby,

                  (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Seller) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of this Agreement, any Related Document or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance and sale of the Securities, or (iii) the status of such Purchaser or holder of the Securities as an investor in the Seller, or

                  (d) (i) except with respect to the Purchaser Information (as hereinafter defined), any untrue statement or alleged untrue statement of a material fact in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, (ii) except with respect to the Purchaser Information, any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Seller files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or
(iii) any violation or alleged violation by the Seller of the Securities Act, the Exchange Act or any other law (including, without limitation, any state securities law), rule or regulation relating to the offer or sale of the Registrable Securities.

         To the extent that the foregoing undertaking by the Seller may be unenforceable for any reason, the Seller shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

               9.2.2. INDEMNIFICATION BY THE PURCHASERS. Each of the Purchasers (severally, but not jointly) agrees to indemnify and hold harmless the Seller, its Affiliates, and each of their Indemnitees, from and against any Indemnified Liabilities (net of any related insurance proceeds) which are caused by or arise out of (i) any breach or default in the performance by it of any covenant or agreement made by it in this Agreement or in any of the

Related Documents; (ii) any breach of warranty or representation made by it in this Agreement or in any of the Related Documents; provided, however, that a Purchaser's liability under this Section 9.2.2 shall not exceed the Purchase Price paid by such Purchaser hereunder.

               9.2.3. INDEMNIFICATION REGARDING REGISTRATION STATEMENTS. In connection with any Registration Statement in which a Purchaser is participating, (i) each such Purchaser shall, severally and not jointly, indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 9.2.1, the Seller, each of its directors, each of its officers who signs the Registration Statement, its employees and each person, if any, who controls the Seller within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder within the meaning of the Securities Act or the Exchange Act (each, a "Seller Indemnified Person"), against any Indemnified Liabilities to which any of them may become subject insofar as such Indemnified Liabilities arise out of or are based upon any written information furnished to the Seller by any such Purchaser expressly for use in connection with such Registration Statement (the "Purchaser Information"); and (ii) subject to the restrictions set forth in Section 9.3, such Purchaser shall reimburse the Seller Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnification obligations contained in this Section 9.2.3 shall not apply to amounts paid in settlement of any Indemnified Liabilities if such settlement is effected without the prior written consent of such Purchaser, which consent shall not be unreasonably withheld; and provided, further, that the Purchaser shall be liable under this Agreement (including this Section 9) for only that amount as does not exceed the net proceeds actually received by such Purchaser as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Seller Indemnified Person. Notwithstanding anything to the contrary contained herein, the indemnification obligations contained in this Section 9.2.3 with respect to any preliminary prospectus shall not inure to the benefit of any Seller Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

         Section 9.3. INDEMNITY PROCEDURE. A party or parties hereto agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the "Indemnifying Party" and the other party or parties claiming indemnity is referred to as the "Indemnified Party".

               9.3.1. An Indemnified Party under this Agreement shall, with respect to claims asserted against such party by any third party, give written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement within sixty (60) business days of the receipt of any written claim from any such third party, but not later than twenty (20) days prior to the date any answer or responsive pleading is due, and with respect to other matters for which the Indemnified Party may seek indemnification, give prompt written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are materially prejudiced.

               9.3.2. The Indemnifying Party shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any third person claim, action or suit against an Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnifying Party hereunder, and in any such case the Indemnified Party shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnifying Party in connection therewith; provided, that the Indemnified Party may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnifying Party has so elected to conduct and control the defense thereof; and provided, further, that the Indemnified Party shall not, without the written consent of the Indemnifying Party (which written consent shall not be unreasonably withheld), pay, compromise or settle any such claim, action or suit, except that no such consent shall be required if, following a written request from the Indemnified Party, the Indemnifying Party shall fail, within 14 days after the making of such request, to acknowledge and agree in writing that, if such claim, action or suit shall be adversely determined, such Indemnifying Party has an obligation to provide indemnification hereunder to such Indemnified Party. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such claim, action or suit without such consent, provided, that in such event the Indemnified Party shall waive any right to indemnity therefore hereunder unless such consent is unreasonably withheld.

               9.3.3. The parties agree to cooperate in defending such third party claims and the Indemnified Party shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to any matter for which indemnification is sought hereunder; and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof.

               9.3.4. With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earlier to occur of: (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, or if earlier, five (5) days prior to the date that the judgment creditor has the right to execute the judgment; (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party; or (iii) a settlement of the claim. Notwithstanding the foregoing, the reasonable expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party if such expenses are required to be paid pursuant to this Agreement. With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by the Indemnifying Party upon demand by the Indemnified Party.

                                   ARTICLE 10
                                   TERMINATION

         Section 10.1. BEST EFFORTS. Subject to the terms and conditions provided in this Agreement, each of the parties shall use their respective best efforts in good faith to take or cause to be taken as promptly as practicable all reasonable actions that are within its power to cause to be fulfilled those of the conditions precedent to its obligations or the obligations of the other parties to consummate the transactions contemplated by this Agreement that are dependent upon its actions, including obtaining all necessary consents, authorizations, orders, approvals and waivers.

         Section 10.2. TERMINATION. This Agreement and the transactions contemplated hereby may be terminated:

               10.2.1. at any time by the mutual consent of the Seller and the Purchasers;

               10.2.2. by the Purchasers at any time at or prior to Closing in their sole discretion if:

                  (a) any of the representations or warranties of the Seller in this Agreement are not true, accurate and complete in all material respects and such breach, if curable, is not cured by the Closing Date;

                  (b) the Seller materially breaches any covenant contained in this Agreement and such breach, if curable, is not cured by the Closing Date;

                  (c) any of the conditions precedent to the Purchasers' obligations to conduct the Closing have not been satisfied by the date required thereof; or

                  (d) any legal proceeding is commenced or threatened by any governmental agency or other person directed against the consummation of the Closing or any other transaction contemplated hereby, and the Purchasers reasonably and in good faith deem it impractical or inadvisable to proceed in view of such legal proceeding or threat thereof.

               10.2.3. by the Seller at any time at or prior to Closing in its sole discretion if:

                  (a) any of the representations or warranties of the Purchaser in this Agreement are not true, accurate and complete in all material respects (except to the extent such representations and warranties contain a materiality qualification, in which case they shall be true and correct in all respects) and such breach, if curable, is not cured by the Closing Date;

                  (b) Purchasers materially breach any covenant contained in this Agreement and such breach, if curable, is not cured by the Closing Date; or

                  (c) any of the conditions precedent to Seller's obligations to conduct the Closing have not been satisfied by the date required thereof.

         Section 10.3. EFFECT OF TERMINATION. In the event of termination of this Agreement as expressly permitted under 10.2 hereof, this Agreement shall forthwith become void and no party hereto shall be liable to any other party hereto or their respective officers, directors or Affiliates, provided, that, if such termination shall result from the willful breach by a party of the covenants of such party contained in this Agreement, such party shall be fully liable for any and all damages sustained or incurred as a result of such breach, including without limitation all expenses incurred in connection with this Agreement.

                                   ARTICLE 11
                                  MISCELLANEOUS

         Section 11.1. FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement, and further agrees to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

         Section 11.2. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a business day or later than 5:00 p.m. (New York City time) on any business day, or (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service such as Federal Express. The address for such notices and communications shall be as follows:

                  If to the Seller:

                  VASCO Data Security International, Inc.
                  1901 South Meyers Road, Suite 210
                  Oakbrook Terrace, Illinois  60181
                  Attention:  Mr. Cliff Bown
                  Telephone: 630-932-8844
                  Facsimile: 630-932-8852

                  with a copy to:

                  Pepper Hamilton LLP
                  Hamilton Square
                  600 Fourteenth Street, N.W.
                  Washington, DC  20005
                  Attention:  Robert B. Murphy, Esq.

                  Telephone: 202-220-1454
                  Facsimile: 202-220 1665

                  If to the Purchasers:

                  SDS Capital Partners, LLC
                  One Sound Shore Drive
                  Second Floor
                  Greenwich, Connecticut 06830
                  Attention:  Mr. Brinton Coxe
                  Telephone: 203.967.5883
                  Facsimile: 203.967.5851

                  with a copy to:

                  Drinker Biddle & Reath LLP
                  One Logan Square
                  18th and Cherry Streets
                  Philadelphia, Pennsylvania 19103
                  Attention:  Marc Marshall, Esq.
                  Telephone: 215-988-2966
                  Facsimile: 215-988-2757

                  Unless otherwise stated above, such communications shall be effective when they are received by the addressee thereof in conformity with this Section. Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section.

         Section 11.3. GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and enforced in accordance with the laws of the State of Delaware without reference to the choice of law principles thereof.

         Section 11.4. JURISDICTION AND VENUE. The Seller and each Purchaser irrevocably consent to the jurisdiction of the United States federal courts and the state courts located in the County of New Castle, State of Delaware, in any suit or proceeding based on or arising under this Agreement and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Seller irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in such forum. The Seller further agrees that service of process upon the Seller mailed by first class mail shall be deemed in every respect effective service of process upon the Seller in any such suit or proceeding. Nothing herein shall affect the right of any Purchaser to serve process in any other manner permitted by law. The Seller agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

         Section 11.5. SUCCESSORS AND ASSIGNS. This Agreement is personal to each of the parties and may not be assigned without the written consent of the other parties;

provided, however, that any of the Purchasers shall be permitted to assign their rights under this Agreement to any transferee of such Purchaser to whom it assigns or transfers the Securities, as provided in Section 1.3 hereof.

         Section 11.6. SEVERABILITY. If any provision of this Agreement, or the application thereof, shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall continue in full force and effect and in no way be affected, impaired or invalidated.

         Section 11.7. ENTIRE AGREEMENT. This Agreement and the other agreements and instruments referenced herein constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings.

         Section 11.8. OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law, or in equity on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

         Section 11.9. AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the Seller and the holders of at least a majority of the outstanding Preferred Stock. The waiver by a party of any breach hereof or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

         Section 11.10. NO WAIVER. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

         Section 11.11. CONSTRUCTION OF AGREEMENT; KNOWLEDGE. For purposes of this Agreement, the term "knowledge" of any person or entity shall mean and include (i) actual knowledge and (ii) that knowledge which a reasonably prudent business person could have obtained in the management of his or her business affairs after making due inquiry and exercising due diligence which a prudent business person should have made or exercised, as applicable, with respect thereto.

         Section 11.12. COUNTERPARTS; FACSIMILE. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

         Section 11.13. NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

         IN WITNESS WHEREOF, the undersigned Purchasers and the Seller have caused this Preferred Stock and Warrant Purchase Agreement to be duly executed as of the date first above written.


                                VASCO DATA SECURITY INTERNATIONAL, INC.


                                By:
                                    -----------------------------------------
                                    T. Kendall Hunt, Chairman and
                                    Chief Executive Officer

                            OMNIBUS SIGNATURE PAGE TO
                     VASCO DATA SECURITY INTERNATIONAL INC.
                 PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

         The undersigned hereby executes and delivers the Preferred Stock and Warrant Purchase Agreement to which this signature page is attached, which, together with all counterparts of the Agreement and signature pages of the other parties named in said Agreement, shall constitute one and the same document in accordance with the terms of the Agreement.

Print Name:

                By:
                   -----------------------------------------------------------

                Name:
                     ---------------------------------------------------------

                Title:
                      --------------------------------------------------------

                Address:
                        ------------------------------------------------------

                Telephone:
                          ----------------------------------------------------

                Facsimile:
                          ----------------------------------------------------

                SOC/EIN #:
                          ----------------------------------------------------

                Number of Shares of Series     Preferred Stock:
                                           ---                 ---------------

                Purchased:
                          ----------------------------------------------------

                Series      Warrants Purchased:
                       ---                     -------------------------------

                Aggregate Purchase Price:      $
                                                ------------------------------

                                   SCHEDULE 1
                                       TO
                 PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT
              PURCHASERS AND SHARES OF PREFERRED STOCK AND WARRANTS
                                    PURCHASED


                                                  NO. OF SHARES OF
PURCHASER NAME                                    PREFERRED STOCK                          NO. OF WARRANTS
--------------                                    ----------------                         ---------------
Cranshire Capital, L.P.                                   30                                  22,500

E*Capital Corporation                                     30                                  22,500

Langley Partners, LP                                      80                                  60,000

Omicron Master Trust                                      50                                  37,500

Truk Opportunity Fund, LLC                                 4                                   3,000

AIG DKR SoundShore Strategic Holding                      10                                   7,500
Fund Ltd.

Tuva Financial                                             8                                   6,000

Redwood Partners II, LLC                                  20                                  15,000

JAS Securities, LLC                                       15                                  11,250

Platinum Partners Value Arbitrage Fund                    10                                   7,500
LP

OTAPE Investments LLC                                     25                                  18,750

TCMP(3) Partners                                           8                                   6,000

JMB Capital Partners, L.P.                                80                                  60,000

Gryphon Master Fund LP                                    30                                  22,500

SDS Merchant Fund, LP                                    120                                  90,000

BayStar Capital II, L.P.                                 120                                  90,000

Crest View Capital Fund 2, LP                             80                                  60,000

J R Squared, LLC                                          80                                  60,000


TOTAL:                                                   800                                 600,000



                                      1-1

                               DISCLOSURE SCHEDULE
                                       TO
                     VASCO DATA SECURITY INTERNATIONAL, INC.
                 PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

Litigation and Intellectual Property

         On March 13, 2002, a suit was filed against the Seller claiming patent infringement, false designation of origin and trade dress infringement. The case is currently being evaluated by the Seller and its legal counsel. The Seller believes the suit is without merit. As the suit is in its early stages, management is unable to estimate the effect of this suit at this time.


Broker Fee List


Wedbush Morgan Securities:          $280,000.00
1000 Wilshire Blvd.
Los Angeles, CA 90017



Gilford Securities Incorporated     $280,000.00
850 Third Avenue
New York, New York  10022

                                                                       EXHIBIT A

               CERTIFICATE OF DESIGNATIONS, RIGHTS AND PREFERENCES
                                       OF
            SERIES D 5% CUMULATIVE CONVERTIBLE VOTING PREFERRED STOCK

                                                                       EXHIBIT B

                          COMMON STOCK PURCHASE WARRANT

                                                                       EXHIBIT C

                           OPINION OF SELLER'S COUNSEL

                                                                       EXHIBIT D

                    FORM OF SELLING STOCKHOLDER QUESTIONNAIRE



                                       D-1